                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    ________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             NOVAMED EYECARE, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                          36-4116193
               --------                                          ----------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


980 North Michigan Avenue, Suite 1620, Chicago, Illinois            60611
--------------------------------------------------------------------------------
        (Address of principal executive offices)                 (Zip Code)

     If this form relates to the              If this form relates to the registration of
     registration of a class of securities    a class of securities pursuant to Section
     pursuant to Section 12(b) of The         12(g) of The Exchange Act and is
     Exchange Act and is effective            effective pursuant to General
     pursuant to General Instruction          Instruction A.(d), please check the
     A.(c), please check the following        following box.  [X]
     box. [_]

Securities Act registration Statement file number to which this from related:
333-79271

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Stock,
     $0.01 par value per share            NASDAQ National Market

     Preferred Stock Purchase Rights      NASDAQ National Market

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

     The description of the Common Stock, $0.01 par value per share, and the Series E Junior Participating Preferred Stock, $0.01 par value per share, of the Registrant to be registered that is contained in the "Description of Securities" section, including the "Rights Plan" of the Registrant's Registration Statement on Form S-1, File No. 333-79271, filed with the Securities and Exchange Commission on May 25, 1999, as amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.


Item 2.   Exhibits.
          --------

Exhibit
Number    Description of Document
-------   -----------------------
3.1*      Amended and Restated Certificate of Incorporation of the Registrant

3.2*      Bylaws of the Registrant

4.1*      Specimen stock certificate representing Common Stock

4.2*      Form of Registrant's Rights Agreement

10.4*     Registration Rights Agreement

10.5*     Subordinated Registration Rights Agreement

* Incorporated by reference to the corresponding exhibit to the Registrants' registration statement on Form S-1 filed on May 25, 1999, as amended from time to time.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                             NOVAMED EYECARE, INC.
                             ---------------------
                             (Registrant)


Dated:  July 8, 1999    By:  /S/Stephen J. Winjum
                             --------------------
                             Stephen J. Winjum, Chairman of the Board, President
                             and Chief Executive Officer